As filed with the Securities and Exchange Commission on March 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CUE BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-3324577
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

21 Erie St. Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Cue Biopharma, Inc. 2016 Omnibus Incentive Plan

(Full title of the plan)

Daniel R. Passeri

Chief Executive Officer

Cue Biopharma, Inc.

21 Erie St.

Cambridge, MA 02139

(Name and address of agent for service)

(617) 949-2680

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share, to be issued under the Registrant’s 2016 Omnibus Incentive Plan	1,224,342 (3)	$13.40	$16,406,183	$2,130

[1]

In addition, pursuant to Rule 416(a), this Registration Statement also covers such indeterminate number of additional shares of Common Stock as is necessary to eliminate any dilutive effect of any future stock split, stock dividend or similar transaction.

[2]

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, and based on the average of the high and low prices for Common Stock on March 12, 2020, as reported on The Nasdaq Capital Market.

[3]

Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan (the “Plan”), on January 1, 2020 pursuant to an “evergreen” provision contained in the Plan.

EXPLANATORY NOTE

Pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement is filed by Cue Biopharma, Inc., a Delaware corporation (the “Company” or “Registrant”), for the purpose of registering 1,224,342 additional shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for offer and sale under the Cue Biopharma, Inc. 2016 Omnibus Incentive Plan, as amended (the “Plan”), that were automatically added to the shares authorized for issuance under the Plan on January 1, 2020 pursuant to an “evergreen” provision contained in the Plan. After taking into account such shares, the aggregate number of shares of Common Stock authorized to be issued under the Plan is 6,522,385, which includes 5,298,043 shares of Common Stock previously registered under the Registration Statement on Form S-8, File No. 333-224018, filed with the Securities and Exchange Commission (the “Commission”) on March 29, 2018 (the “First Registration Statement”), and the Registration Statement on Form S-8, File No.  333-230282, filed with the Commission on March 14, 2019 (together with the First Registration Statement, the “Original Registration Statements”). Pursuant to Instruction E to Form S-8, the Company hereby incorporates the Original Registration Statements by reference.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The information required by this Item 1 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8.

Item 2. Registrant Information and Employee Plan Annual Information.

The information required by this Item 2 is omitted from this Registration Statement in accordance with Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the Commission and are incorporated herein by reference:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the Commission on March 12, 2020, as amended by the Form 10-K/A filed with the Commission on March 12, 2020;

•	Current Report on Form 8-K filed with the Commission on February 10, 2020; and

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on September 21, 2017, as amended (File No.  333-220550), which description is incorporated by reference into the Registrant’s Registration Statement on Form 8-A , originally filed with the Commission pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on December 13, 2017 (File No. 001-38327), including any further amendment or report filed hereafter for the purpose of updating such description.

All reports and other documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. The Registrant is not incorporating by reference any reports or documents or portions thereof that are not considered to be “filed” with the Commission.

Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Certificate of Incorporation of Cue Biopharma, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220550) filed on December 5, 2017)

4.2	Amended and Restated Bylaws of Cue Biopharma, Inc. (incorporated by reference to Exhibit 3.5 to Amendment No. 3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220550) filed on December 5, 2017)

4.3	Cue Biopharma, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.13 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220550) filed on September 21, 2017)

4.4	Amendment No. 1 to Cue Biopharma, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Appendix B to the Registrant’s Definitive Proxy Statement filed on June 18, 2019)

4.5	Form of Stock Option Award under Cue Biopharma, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form S-1 (File No. 333-220550) filed on September 21, 2017)

5.1	Opinion of K&L Gates LLP

23.1	Consent of RSM US LLP, Independent Registered Public Accounting Firm

23.2	Consent of K&L Gates LLP (contained in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 12, 2020.

Cue Biopharma, Inc.

By:	/s/ Daniel R. Passeri
Daniel R. Passeri
Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Daniel R. Passeri and Kerri-Ann Millar, and each of them, his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney may be executed in counterparts.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated, in each case on March 12, 2020:

Signature	Title
/s/ Daniel R. Passeri	Chief Executive Officer and Director
Daniel R. Passeri	(Principal Executive Officer)

/s/ Kerri-Ann Millar	Vice President, Finance
Kerri-Ann Millar	(Principal Financial and Accounting Officer)

/s/ Aaron Fletcher	Director
Aaron Fletcher

/s/ Frederick Driscoll	Director
Frederick Driscoll

/s/ Cameron Gray	Director
Cameron Gray

/s/ Peter Kiener	Director
Peter Kiener

/s/ Frank Morich	Director
Frank Morich

/s/ Barry Simon	Director
Barry Simon